Exhibit 10.1

RIGHTS OFFERING BACKSTOP AGREEMENT
THIS RIGHTS OFFERING BACKSTOP AGREEMENT (this “Agreement”), dated as of November 9, 2023, is by and between Groupon, Inc., a Delaware corporation (the “Company”), and Pale Fire Capital SICAV a.s., a private company organized under the laws of the Czech Republic, on behalf of its subfund Pale Fire Core podfond (the “Backstop Investor”).
RECITALS
WHEREAS, in order to strengthen the Company’s financial position, the Company desires to commence a rights offering (the “Rights Offering”) pursuant to which it expects to distribute to holders of record shares of its common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on November 20, 2023 (such date, the “Record Date” and such holders, the “Eligible Stockholders”), at no charge and on a pro rata basis, nontransferable subscription rights to subscribe for and purchase additional shares of Common Stock at a subscription price of $11.30 per share of Common Stock (as may be modified by the Company subject to Section 1(c) hereof, the “Subscription Price”);
WHEREAS, pursuant to the Rights Offering, Eligible Stockholders will receive one basic subscription right for every one share of Common Stock held by them as of the Record Date, and each basic subscription right will entitle such Eligible Stockholder to purchase shares of Common Stock at the Subscription Price (each such basic subscription right, a “Right”, and all of such basic subscription rights, collectively, the “Rights”);
WHEREAS, the Company desires to raise $80.0 million in connection with the Rights Offering; and
WHEREAS, in order to provide assurance that the Rights Offering yields $80.0 million in gross proceeds, the Company has offered to the Backstop Investor the opportunity, and the Backstop Investor has agreed and committed, to (i) exercise its pro rata Rights in full and (ii) if applicable, purchase from the Company upon expiration of the Rights Offering all additional shares of Common Stock not otherwise sold in the Rights Offering pursuant to the exercise of Rights issued in the Rights Offering, at the Subscription Price, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Backstop Investor and the Company agree as follows:
Section 1.The Rights Offering; Amended and Restated Standstill Agreement; Regulatory Approvals and Related Matters.
(a)The Company shall use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable. The Company filed a Universal Shelf Registration Statement on Form S-3 (the “Rights Offering Registration Statement”) for the Rights Offering with the Securities and Exchange Commission (the “Commission”), which Rights Offering Registration Statement was declared effective by the Commission on August 9, 2023, and in connection with the Rights Offering, the Company shall file one or more prospectus supplements under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), and/or free writing prospectuses under Rule 433 (such filings, together with the Rights Offering Registration Statement and any press releases issued or other SEC filings made by the Company in respect of the terms of the Rights Offering, collectively, the “Offering Documents”). While the Rights Offering is pending (and at all times prior to the earlier to occur of the termination of this

Agreement and the Closing Date), the Company shall (i) cause the Rights Offering Registration Statement to remain effective and (ii) preserve its eligibility to use the Rights Offering Registration Statement in accordance with applicable law. Promptly following the date hereof (and in any event, prior to the Expiration Date (as defined below) of the Rights Offering and the Closing Date), the Company shall cause (i) all of the shares of Common Stock issuable as a result of the exercise of Rights and as applicable, the exercise of the Over-Subscription Privilege (as defined below) pursuant to the Rights Offering, and (ii) all of the shares of Common Stock to be acquired by the Backstop Investor pursuant to the Backstop Commitment (as defined below), to be qualified for listing on Nasdaq (as defined herein). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 1(a).
(b)Pursuant to the procedures set forth in the Offering Documents, the Company shall distribute to each Eligible Stockholder, including the Backstop Investor, Rights. Each Eligible Stockholder, including the Backstop Investor, shall also be entitled to exercise an over-subscription privilege in accordance with the Rights Offering procedures set forth in the Offering Documents (the “Over-Subscription Privilege”). The commencement date of the Rights Offering and the date on which the subscription period for the Rights Offering expires (the “Expiration Date”) shall be as set forth in the Offering Documents. The Company shall use the proceeds of the Rights Offering only for the purposes set forth in the Offering Documents. Subject to the terms and conditions set forth in the Offering Documents, the consummation of the Rights Offering shall occur on the terms and at the time as set forth in the Offering Documents.
(c)Notwithstanding anything to the contrary set forth herein, it is agreed and understood by the parties hereto that any contemplated increase in the Subscription Price by the Company shall require the advance written consent of the Backstop Investor. Further, the parties hereto agree that the aggregate subscription price for the maximum aggregate number of shares of Common Stock that may be purchased pursuant to the exercise of all Rights issued by the Company in connection with the Rights Offering shall not exceed $80.0 million and the Company shall not, without the prior written consent of the Backstop Investor, amend the terms of the Rights Offering in any manner that would cause the aggregate subscription price for the maximum aggregate number of shares of Common Stock that may be purchased pursuant to the exercise of all Rights issued by the Company in connection with the Rights Offering to exceed $80.0 million.
(d)In connection with the preparation and filing of any prospectus supplement to be filed by the Company in connection with the Rights Offering pursuant to Section 1(a), the Backstop Investor agrees to promptly furnish to the Company, following the Company’s written request therefor, any and all information concerning the Backstop Investor or its affiliates required to be set forth in such prospectus supplement under federal securities law.
(e)From the date hereof until the earlier of the Closing and the date that this Agreement is terminated, the Backstop Investor and the Company shall (i) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Authority (as defined below) or Self-Regulatory Organization (as defined below) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation under the HSR Act (as defined below) and the rules and regulations promulgated thereunder, and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; provided that the Backstop Investor shall submit any filings required under the HSR Act no later than December 15, 2023 and provided further that Backstop Investor shall use its reasonable best efforts to obtain clearance under the HSR Act prior to the Expiration Date of the Rights Offering;

(ii) use commercially reasonable efforts to supply to any Governmental Authority or Self-Regulatory Organization as promptly as practicable any additional information or documents that may be requested pursuant to any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent) or by such Governmental Authority or Self-Regulatory Organization, as applicable; (iii) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Authority (other than any taxing authority) or Self-Regulatory Organization (and shall supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable law relating to the exchange of information or as necessary to preserve attorney-client privilege) in respect of any filings, investigation or inquiry concerning the transactions contemplated hereby, and shall consult with the other party in advance and, to the extent permitted by such Governmental Authority or Self-Regulatory Organization, as applicable, give the other party the opportunity to attend and participate thereat and (iv) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as may be asserted under any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent) with respect to the transactions contemplated hereby. For purposes of this Agreement, “Governmental Authority” means any federal, state, local or other governmental authority, agency, commission, body, court or other legislative, executive or judicial governmental entity. For purposes of this Agreement, “Self-Regulatory Organization” shall mean any U.S. or foreign commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, securities exchanges, commodities exchanges, ECNs, insurance companies or agents, investment companies or investment advisers. For purposes of this Agreement, “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(f)Concurrently with the execution of this Agreement, the Backstop Investor and the Company shall amend and extend that certain Standstill Agreement, dated March 30, 2023, by and among the Company, Pale Fire Capital SE, Pale Fire Capital SICAV a.s., Dusan Senkypl and Jan Barta (such amended agreement, the “Amended and Restated Standstill Agreement”). The Amended and Restated Standstill Agreement shall be substantially in the form attached hereto as Annex A.
Section 2.Rights Exercise Commitment.
Subject to the terms and conditions set forth herein, the Backstop Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Backstop Investor, at the Subscription Price, all shares of Common Stock that will be available for purchase by the Backstop Investor pursuant to the full exercise of its Rights in accordance with the procedures set forth in the Offering Documents (such commitment, the “Rights Exercise Commitment” and shares issued pursuant to such Rights Exercise Commitment, the “Exercised Rights Shares”). As soon as reasonably practicable following the Record Date, the Company shall deliver to the Backstop Investor a Rights Exercise Commitment Allocation Schedule substantially in the form set forth on Exhibit A attached hereto. It is agreed and understood that the Backstop Investor shall be permitted, but not required, to exercise its Over-Subscription Privilege.
Section 3.Backstop Commitment.
(a)Subject to the consummation of the Rights Offering and terms and conditions set forth herein, in order to provide assurance that the Rights Offering will yield gross proceeds of $80.0 million, the Backstop Investor hereby commits to purchase from the

Company, and the Company hereby agrees to sell to the Backstop Investor, at the Subscription Price, any and all Unsubscribed Rights Shares (as defined below) (such commitment, the “Backstop Commitment”). “Unsubscribed Rights Shares” if any, means a number of shares of Common Stock equal to the excess, if any, of (i) the maximum aggregate number of shares of Common Stock that may be purchased pursuant to the exercise of all Rights issued by the Company in connection with the Rights Offering, over (ii) the aggregate number of shares of Common Stock that are validly purchased by all Eligible Stockholders, including the Backstop Investor, in the Rights Offering pursuant to the exercise of Rights and the Over-Subscription Privilege, as applicable.
(b)Within two (2) Business Days after the Expiration Date of the Rights Offering, the Company shall issue to the Backstop Investor a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering pursuant to the exercise of the Rights by the Eligible Stockholders and the aggregate gross proceeds of the Rights Offering and, accordingly, the number of Unsubscribed Rights Shares to be acquired by the Backstop Investor pursuant to the Backstop Commitment at the Subscription Price (such shares to be acquired by the Backstop Investor pursuant to the Backstop Commitment, the “Backstop Acquired Shares” and together with the Exercised Rights Shares, the “Shares”). The Subscription Notice shall also contain information with respect to the anticipated Closing Date of the Backstop Commitment and payment details, including the Company’s wire instructions, for the Backstop Acquired Shares. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.
(c)On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) and the wiring of the Backstop Investor’s payment for the Backstop Acquired Shares shall occur on the later of (i) the fourth (4th) Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Section 3 of this Agreement have been satisfied or waived or such other time and date as shall be mutually agreed between the Company and the Backstop Investor (the date on which the Closing of the Backstop Commitment occurs, the “Closing Date”).
(d)As soon as reasonably practicable following the Closing, the Company shall cause its transfer agent to credit the number of Backstop Acquired Shares to which the Backstop Investor is entitled to the Backstop Investor’s or its designee’s account in book entry form.
(e)The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that:
(i)during the period beginning from the date hereof until and including the Closing Date, no suspension of the qualification of the Backstop Acquired Shares for offering or sale or trading in any jurisdiction, or any proceedings for any of such purposes, shall have occurred;
(ii)on the Closing Date, all of the Shares (including the Backstop Acquired Shares) shall be listed for trading on Nasdaq;
(i) prior to the Closing Date, the Rights Offering shall have been consummated in accordance with the terms set forth in the Offering Documents;
(ii)during the period beginning from the date hereof until and including the Closing Date, no Governmental Authority or Self-Regulatory

Organization shall have enacted, issued, promulgated, enforced or entered any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent), which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no such Governmental Authority or Self-Regulatory Organization shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;
(iii)on or prior to the Closing Date, all consents, registrations, approvals and authorizations required to be obtained by any party hereto from any Governmental Authority or Self-Regulatory Organization under any applicable law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent) prior to the Closing Date in connection with the consummation of the transactions contemplated hereby, shall have been obtained; and
(iv)on or prior to the Closing Date, any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act and the rules and regulations promulgated thereunder shall have expired or been terminated.
(f)The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that:
(i)On and as of the date of this Agreement and the Closing Date, all representations and warranties of the Backstop Investor contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Backstop Investor Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties speak to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date (other than such representations and warranties that are qualified as to materiality or Backstop Investor Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such specified date); and
(ii)Backstop Investor shall not be in material breach of any covenant, agreement or condition required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(g)The obligation of the Backstop Investor to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Backstop Investor of the additional conditions that:
(i)On and as of the date of this Agreement and the Closing Date, all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties speak to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date (other than such representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such specified date);
(ii)there shall not have occurred any event, development or circumstance upon or prior to the Closing Date, which has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and
(iii)the Company shall not be in material breach of any covenant, agreement or condition required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
Section 4.Representations and Warranties by the Backstop Investor.
The Backstop Investor represents and warrants to the Company that:
(a)The Backstop Investor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.
(b)This Agreement has been duly executed and delivered by the Backstop Investor, and assuming the due authorization, execution and delivery of the same by the Company, this Agreement constitutes the valid and legally binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(c)The execution and delivery of this Agreement, the purchase of the Backstop Acquired Shares and the compliance by the Backstop Investor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Backstop Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Backstop Investor is a party or by which the Backstop Investor is bound or to which any of the property or assets of the Backstop Investor is subject; (ii) the organizational documents of the Backstop Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Backstop Investor or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Backstop Investor Material Adverse Effect. For purposes of this Agreement, a “Backstop Investor Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Backstop Investor that would reasonably be expected to have a material adverse effect on the Backstop Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.
(d)The Backstop Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), (ii) is acquiring the Backstop Acquired Shares only for its own account and not for the account of others, or if the Backstop Investor is acquiring the Backstop Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), and the Backstop Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Backstop Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Backstop Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).
(e)The Backstop Investor understands that the Backstop Acquired Shares are being offered in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and that the Backstop Acquired Shares have not been registered under the Securities Act. The Backstop Investor understands that the Backstop Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Backstop Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions and other restrictions as set forth under Section 7 hereof, the Backstop Investor may not be able to readily resell the Backstop Acquired Shares and may be required to bear the financial risk of an investment in the Backstop Acquired Shares for an indefinite period of time. The Backstop Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Acquired Shares.
(f)The Backstop Investor understands and agrees that the Backstop Investor is purchasing the Backstop Acquired Shares directly from the Company. The Backstop Investor further acknowledges that there have not been, and the Backstop Investor hereby agrees that in relation to its rights and obligations with respect to the Backstop Acquired Shares, it is not relying on, any of the respective representations, warranties, covenants or agreements made to the Backstop Investor by the Company, any other Eligible Stockholder or any other person or entity, expressly or by implication, other than the respective representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement and the Amended and Restated Standstill Agreement.
(g)In making its decision to purchase the Backstop Acquired Shares, the Backstop Investor has relied solely upon independent investigation made by the Backstop Investor. The Backstop Investor acknowledges and agrees that the Backstop Investor has received such information as the Backstop Investor deems necessary in order to make an investment decision with respect to the Backstop Acquired Shares, including with respect to the Company and its subsidiaries. The Backstop Investor represents and agrees that the Backstop Investor and the Backstop Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Backstop Investor and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Acquired Shares.
(h)The Backstop Investor became aware of this offering of the Backstop Acquired Shares solely by means of direct contact between the Backstop Investor and the Company or its respective representatives or affiliates, and the Backstop Acquired Shares were offered to the Backstop Investor solely by direct contact between the Backstop Investor and the Company or its respective affiliates. The Backstop Investor did not become aware of this offering of the Backstop Acquired Shares, nor were the Backstop Acquired Shares offered to the Backstop Investor, by any other means. The Backstop Investor acknowledges that the Company represents and warrants that the Backstop Acquired Shares were not offered by any form of general solicitation or general advertising.
(i)The Backstop Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Acquired Shares. The Backstop Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Acquired Shares, and the Backstop Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Backstop Investor has considered necessary to make an informed investment decision.
(j)The Backstop Investor has adequately analyzed and fully considered the risks of an investment in the Backstop Acquired Shares and has determined that the Backstop Acquired Shares are a suitable investment for the Backstop Investor and that the Backstop Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Backstop Investor’s investment in the Company. The Backstop Investor acknowledges specifically that a possibility of total loss exists.
(k)The Backstop Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Acquired Shares or made any findings or determination as to the fairness of this investment.
(l)The Backstop Investor is not, and is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Backstop Investor is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Backstop Investor represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the Backstop Investor is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Backstop Investor also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. The Backstop Investor further represents and warrants that, to its best knowledge, the funds held by it and used to purchase the Backstop Acquired Shares are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.
(m)If the Backstop Investor is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited Transactions provisions of ERISA or Section 4975 of the Code, the Backstop Investor represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Backstop Acquired Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Backstop Acquired Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Backstop Acquired Shares will result in a non-exempt prohibited Transaction under ERISA or Section 4975 of the Code or any similar law or regulation.
(n)The Backstop Investor will have sufficient funds to fulfill its obligations hereunder at the Closing and any damages required to be paid after termination of this Agreement.
(o)No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Backstop Acquired Shares to the Backstop Investor based on any arrangement entered into by or on behalf of the Backstop Investor.
(p)The Backstop Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), with any other backstop investor, excluding members of any pre-existing “group” that the Backstop Investor may have been part of prior to the date of this Agreement.
(q)In connection with the Rights Offering, the Backstop Investor has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and it is not aware of any such action taken or to be taken by any person.
(r)In connection with determining the terms of the Backstop Commitment, the Backstop Investor did not directly or indirectly collaborate with any other backstop investor, excluding members of any pre-existing “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) that the Backstop Investor may have been part of prior to the commencement of the Rights Offering.
Section 5.Representations and Warranties by the Company.
The Company represents and warrants to the Backstop Investor that:
(a)The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
(b)As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Backstop Investor against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by contract, or the laws of its jurisdiction of incorporation.
(c)This Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Backstop Investor, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(d)The execution and delivery of this Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.
(e)The Company is not required to obtain any consent, amendment/waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, Self-Regulatory Organization or other Person in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state and federal securities laws, rules and regulations, including filings with the Commission, (ii) filings and notices required by applicable provisions of the HSR Act the rules and regulations promulgated thereunder; (iii) those required by Nasdaq, (iv) certain amendments obtained by the Company on or prior to the date hereof, including the Amended and Restated Standstill Agreement and the Fifth Amendment, dated November 7, 2023, among the Company, the subsidiaries of the Company party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, to the Second Amended and     Restated Credit Agreement, dated as of May 14, 2019 (as amended), among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, (v) certain notices/certificates required to be delivered by the Company in connection with the Rights Offering pursuant to the Company’s Indenture governing its 1.125% Convertible Senior Notes due 2026 and (vi) other filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

(f)As of the date hereof, the Company’s issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq Global Select Market (“Nasdaq”) under the symbol “GRPN.” As of the date hereof, there is no suit, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Company’s Common Stock on Nasdaq or to deregister the shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act. Upon consummation of the Rights Offering and the transactions contemplated by this Agreement, the issued and outstanding shares of Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.
(g)The Company is in compliance with all applicable laws and has not received any written communication from any Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(h)The Company has filed each form, report, statement, schedule, prospectus, proxy and registration statement (the “SEC Documents”) that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission and through the date hereof. As of their respective filing dates (the “Filing Dates”), the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder and currently in effect at such Filing Date, and none of the SEC Documents, when filed, or if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are, and upon Closing there shall be, no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.
(i)The Company is not, and immediately after receipt of payment for the Shares and consummation of the Rights Offering, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(j)As of November 6, 2023, the authorized capital stock of the Company consists of 100,500,000 shares of Common Stock, par value $0.0001 per share, of which 31,853,378 are issued and outstanding. Except as set forth in the SEC Documents, and pursuant to this Backstop Subscription Agreement and the Offering Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or any other equity interests in the Company or any of its subsidiaries, or securities convertible into or exchangeable or exercisable for any such shares of Common Stock or other equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Documents and the Amended and Restated Standstill Agreement.
Section 6.Registration Rights.
(a)Filing of Resale Registration Statement. The Company shall file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Backstop Acquired Shares (the “Resale Registration Statement”) as soon as reasonably practicable after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) May 31, 2024 and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday, or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Resale Registration Statement to the undersigned for review and comment at least two (2) Business Days in advance of filing the Resale Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of the Resale Registration Statement as a result of or in connection with Backstop Investor’s review. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Resale Registration Statement as set forth in this Section 6, the Company will use its commercially reasonable efforts to cause the Resale Registration Statement to remain effective with respect to Backstop Investor until the earlier of (i) two years from the issuance of the Backstop Acquired Shares, (ii) the date on which all of the Backstop Acquired Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Backstop Acquired Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144. The Company will use reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file all reports, and provide all customary and reasonable cooperation, necessary to resell Registrable Securities pursuant to the Resale Registration Statement or Rule 144, as applicable, and maintain the qualification of the Registrable Securities for listing on Nasdaq. For purposes of this Section 6, “Registrable Securities” shall mean the Backstop Acquired Shares and any other equity security of the Company or any of its subsidiaries issued or issuable with respect to the Backstop Acquired Shares by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a registration statement as contemplated under this Section 6 with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement by the Backstop Investor; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For purposes of this Section 6, “Holder” shall mean Backstop Investor or any affiliate of Backstop Investor to which the rights under this Section 6 shall have been assigned. The Company’s obligations to include the Backstop Acquired Shares in the Resale Registration Statement are contingent upon Backstop Investor furnishing in writing to the Company such information regarding Backstop Investor, the securities of the Company held by Backstop Investor and the intended method of disposition of the Backstop Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Backstop Acquired Shares, and Backstop Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Resale Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Backstop Investor as to the status of such registration. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Resale Registration Statement, and from time to time require Backstop Investor not to sell under such Resale Registration Statement or suspend the use or effectiveness of any such Resale Registration Statement if it determines that in order for the Resale Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if, in the reasonable determination of the Company’s board of directors, upon advice of legal counsel, such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Resale Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such Resale Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter.
(b)Additional Procedures. In the case of any registration of the Backstop Acquired Shares effected by the Company pursuant to Section 6(a) (a “Resale Registration”), the Company shall, upon reasonable request, inform Backstop Investor as to the status of such Resale Registration. At its expense, the Company shall:
(i)advise Backstop Investor, as expeditiously as possible:
(1)when a Resale Registration Statement or any amendment thereto has been filed with the Commission;
(2)after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;
(3)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Backstop Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading;
(ii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable;
(iii)upon the occurrence of any event contemplated in Section 6(b)(i)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Backstop Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(iv)use its commercially reasonable efforts to allow Backstop Investor to review disclosure regarding Backstop Investor in the Resale Registration Statement; and
(v)otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Backstop Investor, consistent with the terms of this Agreement, in connection with the registration of the Backstop Acquired Shares.
(c)Suspension Event. Upon receipt of any written notice from the Company of the occurrence of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event, the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Backstop Acquired Shares under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Backstop Acquired Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Backstop Acquired Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.
(d)Demands & Requests for Underwritten Shelf Takedowns. At any time that the Company has not effected or is not diligently pursuing a Resale Registration pursuant to Section 6(a), after the date that is one hundred and twenty (120) days after the Closing Date, Backstop Investor may request registration under the Securities Act of all or any portion of their Registrable Securities on (i) Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) or (ii) to the extent a Short-Form Registration is not available, Form S-1 or any similar long-form registration statement (a “Long-Form Registration”). As soon as practicable following any such request of the Backstop Investor pursuant to this Section 6(d), the Company shall file with the Commission (at the Company’s sole cost and expense) any registration statement needed to effect the Short-Form Registration or Long-Form Registration of the Registrable Securities of the Backstop Investor requested pursuant to the foregoing sentence, and shall use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof. At any time and from time to time after the Resale Registration Statement or any registration statement filed by the Company pursuant to this Section 6(d) has been declared effective by the Commission, the Backstop Investor (in such capacity, the “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Resale Registration Statement or such other registration statement filed by the Company pursuant to this Section 6(d), as applicable (each, an “Underwritten Shelf Takedown”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. In connection with any such request by the Demanding Holder for an Underwritten Shelf Takedown, the Demanding Holder shall have the right to select the underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), such underwriters to be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Demanding Holder or any transferee thereof be entitled to request an Underwritten Shelf Takedown (and the Company shall not be obligated to consummate any Underwritten Shelf Takedown with respect to the Demanding Holder or any transferee thereof) during the Lock-Up Period. The Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering (x) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”) or (y) shall be made with respect to all of the Registrable Securities of the Demanding Holder. Except as set forth in the preceding sentences, there shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by the Demanding Holder.
(e)Reduction of Underwritten Shelf Takedowns. If the managing underwriter or underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company and the Demanding Holder in writing that the dollar amount or number of Registrable Securities that the Demanding Holder desires to sell, taken together with all other equity securities that the Company desires to sell and all other equity securities, if any, that have been requested to be sold in such Underwritten Shelf Takedown pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Shelf Takedown without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Shelf Takedown as follows, at all times:
(i)first, the Registrable Securities of the Demanding Holder that the Demanding Holder has requested be included in such Underwritten Shelf Takedown for itself that can be sold without exceeding the Maximum Number of Securities;
(ii)second, to the extent that the Maximum Number of Securities has not been reached under Section 6(e)(i), the equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and
(iii)third, to the extent that the Maximum Number of Securities has not been reached under Section 6(e)(i) and Section 6(e)(ii) and if applicable, the equity securities of any other Holder or any other Persons that the Company is obligated to include in such Underwritten Shelf Takedown pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.
(f)Withdrawal. The Demanding Holder shall have the right to withdraw from any Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of the Demanding Holder’s intention.
(g)Piggyback Rights. If the Company or the Demanding Holder proposes to conduct a registered offering of, or if the Company proposes to file a registration statement under the Securities Act with respect to an offering of, equity securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into equity securities of the Company, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including an Underwritten Shelf Takedown as set forth above), other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) the Rights Offering, then the Company shall give written notice of such proposed offering to all Holders as soon as practicable but not less than four calendar days before the anticipated filing date of such registration statement or, in the case of any Underwritten Shelf Takedown, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 6(h), the Company shall cause all Registrable Securities requested by the Holders to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing underwriter or underwriters, if applicable, to permit the Registrable Securities requested by the Holders pursuant to this Section 6(g) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.
(h)Reduction of Piggyback Registration. If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown initiated by the Demanding Holder as reductions of such Underwritten Shelf Takedowns are governed by Section 6(e)), in good faith, advises the Company and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of equity securities that the Company desires to sell, taken together with (x) the equity securities, if any, as to which registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders under this Agreement and (y) the equity securities, if any, as to which registration has been requested pursuant to Section 6(g), exceeds the Maximum Number of Securities, then: (i) if the registration is initiated and undertaken for the Company’s account, the Company shall include in any such registration: (A) first, the equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 6(g), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such underwritten offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities, if any, as to which registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities and (ii) if the registration or registered offering is pursuant to a request by the Demanding Holder of Registrable Securities pursuant to Section 6 hereof, then the Company shall include in any such registration or registered offering securities pursuant to Section 6(e).
(i)Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than the Demanding Holder having initiated an Underwritten Shelf Takedown, whose right to withdrawal from such Underwritten Shelf Takedown, and related obligations, shall be governed by Section 6(f)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the registration statement filed with the Commission with respect to such Piggyback Registration or, if applicable, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 6(i).
Section 7.Lock-Up.
(a)The Backstop Investor agrees that it shall not (i) sell, exchange, transfer or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly or (ii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership (each, a “Transfer”) of the Backstop Acquired Shares for the period beginning on the Closing Date and ending on the six (6) month anniversary of the Closing Date (the “Lock-Up Period”). For the avoidance of doubt, the Backstop Investor shall retain all of its rights as a stockholder of the Company with respect to the Backstop Acquired Shares during the Lock-Up Period, including the right to vote any Backstop Acquired Shares that the Backstop Investor is entitled to vote.
(b)In order to enforce this Section 7, the Company may impose stop-transfer instructions with respect to Backstop Acquired Shares until the end of the Lock-Up Period.
Section 8.Termination.
(a)This Agreement shall terminate upon the earliest to occur of (i) such date and time as the Rights Offering is validly terminated in accordance with its terms without being consummated, (ii) upon the mutual written agreement of both parties hereto to terminate this Agreement, or (iii) by written notice from the Backstop Investor given any time on or after February 15, 2024, if the Closing has not occurred by such date and the Backstop Investor’s breach was not the primary reason the Closing failed to occur by such date. The Company shall notify Backstop Investor of the termination of the Rights Offering without it being consummated promptly after the termination thereof.
(b)If this Agreement is terminated pursuant to Section 8(a), this Agreement, shall forthwith become wholly void and of no further effect (other than Section 9, which shall remain in full force and effect); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud.
Section 9.Indemnity.
(a)The Company agrees to indemnify and hold harmless the Backstop Investor, its affiliates (within the meaning of Rule 405 under the Securities Act), and each of their respective shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), and each person who controls (within the meaning of the Securities Act or the Exchange Act) the Backstop Investor or its affiliates (within the meaning of Rule 405 under the Securities Act) (all such Persons being hereinafter referred to, collectively, as the “Backstop Investor Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that any such Backstop Investor Party may suffer or incur as a result of any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent such untrue statement, alleged untrue statement, omission or alleged omission, as applicable, was made in reliance upon or in conformity with information relating to the Backstop Investor or its affiliates furnished in writing to the Company by or on behalf of the Backstop Investor expressly for use in the Offering Documents).
(b)The Backstop Investor agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents (all such Persons being hereinafter referred to, collectively, as the “Company Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that any such Company Party may suffer or incur resulting from any untrue statement of material fact contained in the Offering Documents, but only to the extent that such untrue statement was made in reliance or in conformity with information relating to the Backstop Investor or its affiliates furnished in writing to the Company by or on behalf of the Backstop Investor expressly for use in the Offering Documents. Notwithstanding anything to the contrary set forth herein, in no event shall the total indemnification obligation of the Backstop Investor pursuant to this Agreement be greater in amount than the aggregate dollar amount of net proceeds received by the Company from the issuance by the Company of shares of Common Stock to Persons other than the Backstop Investor pursuant to such Persons’ exercise of their respective Rights in the Rights Offering.
(c)Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)The terms of this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall the termination of this Agreement for any reason, the Closing and the transfer of the Shares purchased pursuant to this Agreement.
(e)If the indemnification provided under this Section 9 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by the Backstop Investor pursuant to this Section 9(e) shall be limited in amount to aggregate dollar amount of net proceeds received by the Company from the issuance by the Company of shares of Common Stock to Persons other than the Backstop Investor pursuant to such Persons’ exercise of their respective Rights in the Rights Offering. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.
Section 10.Miscellaneous.
(a)Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date and time of transmission to such recipient, provided that no electronic mail is undeliverable or other rejection notice is generated, (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).
(b)Acknowledgments.

(i)The Backstop Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor contained in this Agreement. Prior to the Closing, the Backstop Investor agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor set forth herein are no longer accurate in all material respects. The Backstop Investor acknowledges and agrees that each purchase by the Backstop Investor of Backstop Acquired Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Backstop Investor as of the time of such purchase.
(ii)The Company acknowledges that the Backstop Investor will rely on the respective acknowledgments, understandings, agreements, representations and warranties made by the Company contained in this Agreement. Prior to the Closing, the Company agrees to promptly notify the Backstop Investor if it becomes aware that any of its respective acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Company acknowledges and agrees that each purchase by the Backstop Investor of the Shares from the Company will constitute a reaffirmation of each of the respective acknowledgments, understandings, agreements, representations and warranties herein (as modified by such notice) made by the Company as of the time of such purchase.
(c)Claims. Each of the Company and the Backstop Investor and any other Person or entity against whom a claim is brought with respect to the purchase of the Backstop Acquired Shares is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d)Transaction Expenses. The Company agrees to reimburse the Backstop Investor for its reasonable and documented legal counsel fees and expenses incurred in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and the Amended and Restated Standstill Agreement, (ii) any HSR Act filings required to be made by the Backstop Investor arising from the Backstop Investor’s obligations hereunder and (iii) any beneficial ownership filings required to be made by the Backstop Investor under Section 13 and Section 16 of the Exchange Act, in both cases arising from the Backstop Investor’s obligations hereunder (clauses (i)-(iii) collectively, the “Reimbursable Transaction Expenses”); provided that the Reimbursable Transaction Expenses shall not exceed $100,000 in the aggregate. The Company shall pay the Backstop Investor all Transaction Expenses as soon as reasonably practicable after the Closing Date, but in any case not more than ten (10) Business Days after presentation of an invoice by or on behalf of the Backstop Investor.
(e)Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement of any party hereto are assignable or transferable by any party without the prior written consent of the other party, except that the Backstop Investor may transfer the Agreement and its rights and obligations hereunder solely to an affiliate of the Backstop Investor provided that (i) the Backstop Investor obtains advance written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and (ii) the Backstop Investor remains liable for any breach of this Agreement committed by the Backstop Investor’s assignee.
(f)Survival. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.
(g)Amendments; Waivers. This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(h)Entire Agreement. This Agreement, together with the Amended and Restated Standstill Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.
(i)Third Party Beneficiaries. Except as otherwise provided in this Agreement (including the next sentence of this Section 10(i)), this Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Except as set forth in Section 9, Section 10(c), Section 10(e) and this Section 10(i), this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions of this Agreement.
(j)Enforcement/Remedies. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Backstop Investor’s obligations to purchase the Shares and the other provisions of this Agreement, in each case, on the terms and subject to the conditions set forth herein, and the Backstop Investor shall be entitled to specifically enforce the Company’s obligations and the other provisions of this Agreement in each case, on the terms and subject to the conditions set forth herein. The parties hereto further agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy and (y) not to oppose the granting of an injunction, specific performance or other equitable relief pursuant to this Section 10(j) on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.
(k)Disputes. In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
(l)Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement all not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)No Waiver. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(n)Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(o)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(p)Waiver of Jury Trial. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS BACKSTOP AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
(q)Jurisdiction; Venue. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York or the federal courts of the United States of America located in the State of New York (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(r)Limitation of Liability. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and their respective successor and permitted assigns and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
(s)Publicity.
(i)The Backstop Investor hereby consents to the publication and disclosure of this Agreement in any press release issued by the Company or any of its affiliates, any Form 8-K or other filing with a governmental authority filed by the Company or any of its affiliates in connection with the Company’s pursuit of the Rights Offering. Notwithstanding the foregoing, any such person shall provide to the Backstop Investor a copy of any proposed disclosure relating to the Backstop Investor in accordance with the provisions of this Section 10(s) a reasonable period of time in advance of any publication thereof and shall include such revisions to such proposed disclosure as the Backstop Investor shall reasonably request.
(ii)The Company shall issue one or more press releases or file with the Commission one or more Current Reports on Form 8-K disclosing all material terms of the Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not (i) publicly disclose the name of the Backstop Investor or any of its affiliates or advisers, or include the name of the Backstop Investor or any of its affiliates or advisers in any press release, without the prior written consent of the Backstop Investor or (ii) publicly disclose the name of the Backstop Investor or any of its affiliates or advisers, or include the name of the Backstop Investor or any of its affiliates or advisers in any 8-K filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Backstop Investor, except (A) as required by the federal securities law and (B) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq.
(t)Backstop Investor. The obligations of the Backstop Investor under this Agreement are the obligations of the Backstop Investor only. The decision of the Backstop Investor to purchase Shares pursuant to this Agreement has been made by the Backstop Investor independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its respective subsidiaries which may have been made or given by any investor or by any agent or employee of any investor, and neither the Backstop Investor nor any of its agents or employees shall have any liability to any investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. The Backstop Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, independently of any Person that is not a party to this Agreement.
(u)Other Backstop Investors; Most Favored Nation.

(i)Without the prior written consent of the Backstop Investor, the Company shall not be permitted to sell any Unsubscribed Rights Shares to any Person other than the Backstop Investor or enter into any other backstop agreement or any other any related document or agreement related to the Rights Offering providing for the purchase by any Person other than the Backstop Investor of any Unsubscribed Rights Shares.
(ii)Without limiting the covenant of the Company set forth in Section 10(u)(i) above, the Company agrees that unless offered to the Backstop Investor in accordance with this 10(u), no Eligible Stockholder or any other natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority, or other entity (a “Person”), or any of their respective affiliates, successors, or assigns (collectively, “Subject Persons,” and each, a “Subject Person”), shall directly or indirectly, in one transaction or a series of transactions, receive any consideration, fee, discount, or other incentive (however characterized and whether in the form of cash, securities, or other assets) in connection with any backstop agreement, any related document or agreement or any transaction related the Rights Offering (any such consideration, fee, discount, or other incentive, “Additional Consideration”) which is in excess of the analogous and proportionate consideration, fee, discount, or other incentive paid to the Backstop Investor in connection with this Agreement and the transactions contemplated hereby, and the Company agrees that it will not take any action, nor will it permit any action to be taken or event to occur, that would result in any of the relative rights of the Backstop Investor being treated disproportionately adverse as compared to the relative rights of any Subject Person. If any Additional Consideration is offered or paid to any Subject Person, the Company shall promptly notify the Backstop Investor and offer such Additional Consideration to the Backstop Investor on the same or more favorable terms and conditions as the Additional Consideration offered to any such Subject Person.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GROUPON, INC. By: /s/ Meagan LeGear_______ Name: Meagan LeGear Title: Vice President, Deputy General Counsel

Address for Notices:
600 W Chicago Avenue
Suite 400
Chicago, Illinoi 60654

ATTN: Legal Department
EMAIL: mlegear@groupon.com

with a copy (not to constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Dr.
Chicago, IL 60601
Attn: Steven J. Gavin, Esq.
sgavin@winston.com

[Signature Page to Rights Offering Backstop Agreement]

PALE FIRE CAPITAL SICAV A.S., on behalf of its subfund Pale Fire Core podfond By: /s/ Marin Trpak___________ Name: Martin Trpak Title: Authorized Representative

Address for Notices:
Winstor investicni spolecnost a.s.
Jungmannova 745/24
110 00 Praha 1
ATTN: Martin Trpak
EMAIL: pale@winstor.cz

with a copy (not to constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Email: rnebel@olshanlaw.com
Attention: Ryan Nebel

[Signature Page to Rights Offering Backstop Agreement]

EXHIBIT A
Form of Rights Exercise Commitment Allocation Schedule

Shares and Percentage of Issued and Outstanding Common Stock Owned at Record Date	Rights Issued	Exercised Rights Shares to be Purchased
[●] shares representing [●]% shares of the Company’s common stock issued and outstanding at the Record Date	[●]	[●]

Annex A
Form of Amended and Restated Standstill Agreement

AMENDED AND RESTATED AGREEMENT

This amended and restated agreement (this “Agreement”) is made and entered into as of November __, 2023 by and among Groupon, Inc., a Delaware corporation (the “Company”), Pale Fire Capital SE, a private company organized under the laws of the Czech Republic (“Pale Fire SE”), Pale Fire Capital SICAV a.s., a private company organized under the laws of the Czech Republic (“Pale Fire SICAV”), Dusan Senkypl, a citizen of the Czech Republic (“Senkypl”), and Jan Barta, a citizen of the Czech Republic (“Barta” and collectively with Pale Fire SE, Pale Fire SICAV and Senkypl, the “Pale Fire Parties” and each, a “Pale Fire Party”) (each of the Company and the Pale Fire Parties, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, the Pale Fire Parties have a beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”)) interest in the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 8,037,327 shares (the “Pale Fire Parties’ Current Beneficial Ownership Position”), or approximately 25.2% of the issued and outstanding shares of Common Stock as of November 6, 2023, based upon the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023;

WHEREAS, the Pale Fire Parties previously entered into that certain Agreement, dated March 30, 2023, in connection with the appointment of Senkypl as Interim Chief Executive Officer of the Company (the “Original Agreement”);

WHEREAS, as of the date hereof, each of Senkypl and Barta serve as members of the Board of Directors of the Company (the “Board”), with Senkypl also serving as Interim Chief Executive Officer of the Company, and the Board has determined to irrevocably nominate each of Senkypl and Barta for re-election as members of the Board at the Company’s 2024 Annual Meeting of Stockholders;

WHEREAS, in order to strengthen its financial position, the Company desires to commence an equity rights offering pursuant to which all eligible stockholders would be issued subscription rights to purchase shares of Common Stock (the “Rights Offering”);

WHEREAS, in order to ensure a successful Rights Offering, the Pale Fire Parties have entered into a Backstop Agreement with the Company (the “Backstop Agreement”) pursuant to which they have agreed to (i) fully exercise their pro rata basic subscription rights prior to the expiration date of the Rights Offering (such shares of Common Stock resulting from the full exercise of their pro rata basic subscription rights, the “Rights Exercise Shares”) and (ii) fully purchase any and all unsubscribed shares following the expiration date of the Rights Offering (such unsubscribed shares, the “Remaining Shares” and together with the Rights Exercise Shares, the “Backstop Commitment Shares”); and

WHEREAS, in connection with the Rights Offering, the Parties desire to amend and restate the Original Agreement to (i) extend the Termination Date (as defined herein) and (ii) exclude from the beneficial ownership limitation set forth in Section 1(a)(vi) the following: (x) all Backstop Commitment Shares acquired by the Pale Fire Parties and (y) if applicable, any shares of Common Stock acquired by the Pale Fire Parties as a result of the exercise of their over-subscription privilege (the “Oversubscription Privilege Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.    Standstill Provisions.

(a)    Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Board, the Pale Fire Parties shall not, and the Pale Fire Parties shall cause each of their controlled Affiliates and Associates (each as defined below) not to, in each case directly or indirectly, in any manner:

(i)    engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, the “securities of the Company”);
(ii)    form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any persons who are not Affiliates or Associates of the Pale Fire Parties with respect to any securities of the Company;
(iii)    deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, other than (A) any such voting trust or arrangement solely among the Pale Fire Parties and their Affiliates and Associates, (B) customary brokerage accounts, margin accounts and prime brokerage accounts or (C) otherwise in accordance with this Agreement;
(iv)    seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company;
(v)    (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any action by written consent of stockholders or referendum of stockholders of the Company, (B) publicly comment on any third party proposal regarding any merger, takeover, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, or other business combination or similar transaction with respect to the Company and/or any of its subsidiaries prior to it being made public or (C) call or seek to call a special meeting of stockholders or take or seek to take action by written consent of stockholders;
(vi)    acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the Pale Fire Parties (together with their controlled Affiliates) owning, controlling or otherwise having any beneficial ownership (as determined under Rule 13d-3 of the Exchange Act) interest in more than 25% of the shares of Common Stock outstanding at such time (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); provided, that for purposes of the foregoing beneficial ownership limitation, it is understood and agreed that (A) any shares acquired or underlying any award or grant from the Company with respect to service as a director or officer of the Company, (B) any shares underlying any cash-

settled total return swap agreements referencing shares of Common Stock, (C) all Backstop Commitment Shares acquired by the Pale Fire Parties and (D) if applicable, any Oversubscription Privilege Shares acquired by the Pale Fire Parties, in each case acquired or owned by the Pale Fire Parties or any of their Affiliates, shall not be counted for the purpose of determining the beneficial ownership interest of the Pale Fire Parties under this Section 1(a)(vi); or
(vii)    make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company or the Board that would not be reasonably determined to trigger public disclosure obligations for any Party (it is agreed and understood that this clause (vii) shall not apply to this Agreement and the Parties’ respective public disclosure obligations in respect thereof).
(b)    Notwithstanding anything in Section 1(a) or elsewhere in this Agreement, the Pale Fire Parties shall be entitled to (i) vote any shares of Common Stock that they beneficially own as the Pale Fire Parties determine in their sole discretion and (ii) disclose, publicly or otherwise, how they intend to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor.
(c)    Notwithstanding anything in Section 1(a) or elsewhere in this Agreement, nothing in this Agreement shall prohibit or restrict the Pale Fire Parties from (i) communicating privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (ii) communicating with stockholders of the Company and others in a manner that does not otherwise violate Section 1(a) or (iii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over the Pale Fire Parties.
(d)    Nothing in Section 1(a) or elsewhere in this Agreement shall be deemed to limit the exercise in good faith by (A) Senkypl of his fiduciary duties in his capacities as a director or officer of the Company or (B) Barta of his fiduciary duties in his capacity as a director of the Company.
(e)    For purposes of this Agreement, the terms “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, however, that such terms shall not include any publicly-traded portfolio companies of the Pale Fire Parties; provided, further, that, for purposes of this Agreement, no Pale Fire Party shall be deemed an Affiliate or Associate of the Company and the Company shall not be deemed an Affiliate of any Pale Fire Party.
2.    Representations and Warranties of the Company.
The Company represents and warrants to the Pale Fire Parties that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound.

3.    Representations and Warranties of the Pale Fire Parties.
The Pale Fire Parties represent and warrant to the Company that (a) the authorized signatory of the Pale Fire Parties set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind the Pale Fire Parties thereto, (b) this Agreement has been duly authorized, executed and delivered by the Pale Fire Parties, and assuming due execution by the Company, is a valid and binding obligation of the Pale Fire Parties, enforceable against the Pale Fire Parties in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Pale Fire Parties as currently in effect, (d) the execution, delivery and performance of this Agreement by the Pale Fire Parties do not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Pale Fire Parties, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to the Pale Fire Parties are a party or by which they are bound, (e) as of the date of this Agreement, the Pale Fire Parties beneficially own (as determined under Rule 13d-3 promulgated under the Exchange Act) the Pale Fire Parties’ Current Beneficial Ownership Position and (f) as of the date hereof and, to the best of their knowledge, prior to the Company’s commencement of the Rights Offering, except as set forth in clause (e) above or in connection with any equity awards or grants previously made by the Company to Senkypl or Barta, the Pale Fire Parties do not currently have, and do not currently have any right to acquire, any interest in any securities or assets of the Company or its Affiliates (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of Common Stock or any other securities of the Company, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of shares of Common Stock or any other class or series of the Company’s stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).
4.    Publicity.
Prior to the Termination Date, neither the Company nor the Pale Fire Parties shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement. The Company acknowledges that the Pale Fire Parties may file this Agreement as an exhibit to their Schedule 13D in accordance with applicable SEC rules. The Company shall be given a reasonable opportunity to review and comment on any Schedule 13D filing made by the Pale Fire Parties with respect to this Agreement, and the Pale Fire Parties shall give reasonable consideration to any reasonable comments of the Company. The Pale Fire Parties acknowledge and agree that the Company may file, or incorporate by reference, this Agreement with the SEC as an exhibit to a Current Report on Form 8-K and other filings with the SEC. The Pale Fire Parties shall be given a reasonable opportunity to review and comment on any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any reasonable comments of the Pale Fire Parties.
5.    Specific Performance.
Each of the Pale Fire Parties, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Pale Fire Parties, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 5 is not the exclusive remedy for any violation of this Agreement.
6.    Termination.
(a)    Unless otherwise mutually agreed to in writing by each Party, this Agreement shall terminate on December 31, 2024 (such date, the “Termination Date”). Upon the Termination Date, this Agreement shall forthwith become null and void, but no termination shall relieve any Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, this Section 6 and Sections 7, 9, 10 and 14 shall survive the termination of this Agreement.
7.    Expenses.
All fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses. Notwithstanding the foregoing, within ten (10) business days of the receipt of reasonable documentation, the Company shall reimburse the Pale Fire Parties for their reasonable and documented legal fees incurred in connection with the negotiation and entry into this Agreement, the Backstop Agreement and the matters related thereto as set forth in the Backstop Agreement.
8.    Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
9.    Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (c) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and email addresses for such communications shall be:
If to the Company:

Groupon, Inc.
600 W. Chicago Ave.
Chicago, Illinois 60654
E-mail:	ddrobny@groupon.com
Attention:	Dane Drobny

With a copy (which will not constitute notice) to:
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Email: sgavin@winston.com
Attention: Steven J. Gavin
If to the Pale Fire Parties:

Pale Fire Capital SE
Žatecká 55/14
110 00 Prague, Czech Republic
Email:	dusan@palefire.com
Attention:	Dušan Šenkypl

With a copy (which will not constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Email: rnebel@olshanlaw.com
Attention: Ryan Nebel
10.    Applicable Law.
This Agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Without limiting the foregoing, each Party agrees that service of process as provided in Section 9 shall be deemed effective services of process on such Party.
11.    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
12.    No Litigation.
Prior to the Termination Date, each Party hereby covenants and agrees that it shall not, and shall not permit any of its representatives acting on its behalf to, directly or indirectly, alone or in concert with others, encourage, pursue, threaten or initiate any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other Party, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement; (b) counterclaims with respect to any Legal Proceeding initiated by, or on behalf of one Party or its Affiliates against the other Party or its Affiliates; (c) any Legal Proceeding initiated primarily to exercise a Party’s statutory appraisal rights; or (d) any Legal Proceeding initiated primarily by the Pale Fire Parties to receive damages or settlement proceeds in their capacities as stockholders of the Company in connection with a class action proceeding brought by a named plaintiff other than the Pale Fire Parties; provided, however, that the foregoing shall not prevent any Party or any of its representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such Party or any of its representatives acting on its behalf; provided, further, that in the event any Party or any of its representatives receives such a Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable). Each Party represents and warrants that, as of the date of this Agreement, it has not filed any lawsuit against the other Party.
13.    Securities Laws.
The Pale Fire Parties acknowledge that they understand their obligations under the U.S. securities laws. Subject to compliance with such laws and any restrictions set forth in the Backstop Agreement with respect to the Remaining Shares, the Pale Fire Parties shall in any event be free to trade or engage in such transactions during periods when the members of the Board are permitted to do so, and the Company shall notify the Pale Fire Parties reasonably in advance when such “open window” trading periods begin and end. The Company acknowledges that none of the provisions herein shall in any way limit the activities of the Pale Fire Parties in their respective ordinary course of businesses if such activities do not violate applicable securities laws or the obligations specifically agreed to under this Agreement and the Backstop Agreement. For the avoidance of doubt, it is understood and agreed that any restrictions contained in any policies, procedures, processes, codes, rules, standards and guidelines applicable to other directors of the Company (collectively, the “Company Policies”) that are applicable to Senkypl and Barta (in their capacities as officers and/or directors of the Company), including any restrictions on pledging or making purchases on margin of securities of the Company, entering into derivative or hedging arrangements designed to offset a decrease in the value of the Company’s securities or otherwise trading the Company’s securities during open window trading periods shall be deemed to apply to the Pale Fire Parties (and any of their controlled Affiliates). Other than pursuant to an approved Rule 10b5-1 trading plan, it is understood and agreed that, consistent with the Company Policies, the Pale Fire Parties (and any of their controlled Affiliates) shall not be free to trade in the Company’s securities (including, without limitation entering into cash-settled total return swap agreements referencing shares of Common Stock) during “open window” trading periods without the prior approval of the Company (which approval shall not be unreasonably withheld), and shall be prohibited from trading during blackout periods established by the Company and generally applicable to all of the Company’s directors. In addition, nothing contained in this Agreement shall restrict the ability of the Pale Fire Parties from purchasing, selling or otherwise trading securities of the Company pursuant to any Rule 10b5-1 trading plan adopted in accordance with applicable law and the Company Policies. For the avoidance of doubt, nothing contained in this Agreement shall restrict the ability of the Pale Fire Parties from performing their obligations under the Backstop Agreement.
14.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term.
This Agreement, together with the Backstop Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties with respect to the subject matter hereof other than those expressly set forth in this Agreement and the Backstop Agreement. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and the Pale Fire Parties. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to the Pale Fire Parties, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Pale Fire Parties. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities.